SECURITIES AND EXCHANGE COMMISSION

                    Washington, D. C.  20549



                             FORM 8-K

                          CURRENT REPORT

              Pursuant to Section 13 or 15 (d) of the
                  Securities Exchange Act of 1934



                 Date of Report - June 15, 1994



              ROCHESTER GAS AND ELECTRIC CORPORATION
        (Exact name of registrant as specified in charter)



                             New York
          (State or other jurisdiction of incorporation)



                              1-672
                     (Commission File Number)



                            16-0612110
                 (IRS Employer Identification No.)



             89 EAST AVENUE, ROCHESTER, NEW YORK  14649
         (Address of principal executive offices) (Zip Code)



Registrant's telephone number, including area code (716) 546-2700



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Item 5.   Other Events

          On June 15, 1994 the Board of Directors of Rochester Gas and Electric Corporation declared a cash dividend of forty-four cents ($.44) per share (the current quarterly rate) on the outstanding Common Stock of the Corporation payable July 25, 1994 to stockholders of record at the close of business July 1, 1994.

          Dividends on the Corporation's Preferred Stocks were also declared at the regular rates per share payable September 1, 1994 to stockholders of record at the close of business on August 5, 1994.

          Also on June 15, 1994 the Company announced a retirement enhancement program that is designed to reduce the Company's work force by several hundred employees. The program offers incentives to employees who have reached age 50 with at least ten years' service, but also extends options to all other employees. The incentives include supplemental payments and lump sum options.

          Employees will have to declare their intentions by September 1, 1994 and retire effective no later than October 1, 1994. Two similar programs completed during the past several months have reduced the employee work force by 173 people, or by approximately seven percent.

          The purpose of the retirement enhancement programs are part of the Company's business strategy to move from a regulatory-driven to a competition-driven company. The Company's challenge is to reduce costs, maintain a high level of service and value to its customers and provide shareholders with an attractive return on their investment.

          The program will result in a charge against earnings in 1994, which will vary depending on the level of participation. Since the terms of the program encompass all employees of different ages and years of service, the participation level which influences the costs of the program cannot be accurately determined at this time. The Company believes that at the estimated maximum level of participation the after tax costs charged against earnings in 1994 will not exceed $26 million ($.69 per share). In that case, the estimated after tax net savings through 1998 would be approximately $56 million. The Company expects that the actual level of participation will be something less than the estimated maximum level.






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                               SIGNATURE
                               ---------





          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                     ROCHESTER GAS AND ELECTRIC CORPORATION
                     --------------------------------------

                                  (Registrant)



                     By          Thomas S. Richards
                        -----------------------------------
                                 Thomas S. Richards
                          Senior Vice President, Finance
                                 and General Counsel


Date:  June 16, 1994




                     By          David C. Heiligman
                        --------------------------------------
                                 David C. Heiligman
                       Vice President, Secretary and Treasurer


Date:  June 16, 1994












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